For Further Information, Contact:
Quality Systems, Inc.
18111 Von Karman Avenue, Suite 800
Irvine, CA 92612
Phone: (949) 255-2600
Jamie Arnold, Chief Financial Officer
JArnold@nextgen.com

FOR IMMEDIATE RELEASE
JULY 28, 2016

Quality Systems, Inc. Reports Fiscal 2017 First Quarter Results
IRVINE, Calif. - (July 28, 2016) - Quality Systems, Inc. (NASDAQ: QSII) announced today results for its fiscal 2017 first quarter ended June 30, 2016.
“In the first quarter, we saw a number of positive developments as we continued to execute on our strategic plan and have made great progress reinvigorating the culture of our organization,” commented Rusty Frantz, president and chief executive officer of Quality Systems, Inc. “In addition, we remain focused on our solutions integration and product roadmap strategy, and are excited about the enhanced product and service offering we’ll now be able to provide to our clients.”
Mr. Frantz continued, “As in any turnaround, the early results are often mixed. During the first quarter, we experienced softer than anticipated sales, and as a result, we are taking a more conservative approach to our annual guidance. I remain very bullish about the long-term growth potential and opportunity for the Company.”
Revenues for the fiscal 2017 first quarter of $122.2 million were flat with the year-ago quarter. On a GAAP basis, net loss for the 2017 first quarter was $0.6 million, compared with net income of $6.4 million in the 2016 first quarter. Non-GAAP net income for the 2017 first quarter was $9.3 million compared with non-GAAP net income of $9.6 million in the 2016 first quarter.
On a GAAP basis, fully diluted loss per share was $(0.01) in the fiscal 2017 first quarter compared with $0.10 earnings per share for the same period a year ago. On a non-GAAP basis, fully diluted earnings per share for the fiscal 2017 first quarter was $0.15 versus $0.16 reported in the first quarter a year ago.

Fiscal 2017 Financial Outlook
Customer order volume in a given quarter typically has an impact on revenues in that quarter, as well as revenues in future quarters, due to the recurring nature of a significant portion of our revenue streams. For the first quarter of fiscal 2017, order volume and revenues warranted a reassessment of our full year 2017 outlook. Based upon this reassessment, the Company currently expects the following for fiscal 2017:

•	Revenue of between $494 million and $510 million

•	Non-GAAP EPS of between $0.75 and $0.81

Conference Call Information
Quality Systems will host a conference call to discuss its fiscal 2017 first quarter results on Thursday, July 28, 2016 at 5:00 PM ET (2:00 PM PT). Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 866-900-9499 or 937-502-2136 for international callers, and referencing participant code 51021073 approximately 15 minutes prior to the call. A live webcast of the conference call will be available on the investor relations section of the company’s web site and an audio file of the call will also be archived for 90 days at investor.qsii.com. After the conference call, a replay will be available until August 4, 2016 and can be accessed by dialing 800-585-8367 or 404-537-3406 for international callers, and referencing participant code 51021073. A transcript of the conference call will be made available on the Company's website at www.qsii.com.

About Quality Systems, Inc.
Irvine, Calif.-based Quality Systems, Inc. (QSI) and its subsidiary, NextGen Healthcare Information Systems, develop and provide a range of software and services for medical and dental group practices, including practice management and electronic health record applications, patient portal, interoperability and connectivity products, and population health management and analytics offerings. Services include managed cloud services, revenue cycle management, claims clearinghouse, data interchange and value-add consulting. The Company's solution portfolio is readily integrated and collectively positioned to drive low total cost of ownership for its client partners, as well as enable the transition to value-based healthcare. Visit www.qsii.com and www.nextgen.com for additional information.

Investor Contact:
Bob East or Asher Dewhurst
Westwicke Partners
443-213-0500

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS
This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments in the healthcare sector and regulatory framework, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; disruptions caused by acquisitions of companies, products, or technologies; and general economic conditions. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than Quality Systems, which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The Company calculates non-GAAP diluted earnings per share by excluding acquisition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, net securities litigation defense costs, share-based compensation, and other non-run-rate expenses from GAAP income (loss) before provision for (benefit of) income taxes. The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each quarter of fiscal year 2016 and expected to be applied for each quarter of fiscal year 2017 period is 30.5%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company intends to re-evaluate this normalized non-GAAP tax rate on an annual basis or more frequently if any significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or changes in expectations regarding tax regulations.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this release. The exact amount and probable significance of these adjustments, including acquisition costs, net securities litigation defense costs, and other non-run-rate expenses, are not currently determinable without unreasonable efforts, but may be significant. These items cannot be reliably quantified or forecasted due to the combination of their historic and expected variability. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

FINANCIAL TABLES ATTACHED

QUALITY SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2016	2015
Revenues:
Software license and hardware	$14,789	$16,189
Software related subscription services	19,875	12,246
Total software, hardware and related	34,664	28,435
Support and maintenance	38,007	43,713
Revenue cycle management and related services	21,053	20,243
Electronic data interchange and data services	22,124	20,189
Professional services	6,357	9,584
Total revenues	122,205	122,164
Cost of revenue:
Software license and hardware	7,120	7,041
Software related subscription services	9,087	5,958
Total software, hardware and related	16,207	12,999
Support and maintenance	6,568	7,943
Revenue cycle management and related services	14,231	14,512
Electronic data interchange and data services	12,763	12,326
Professional services	7,046	8,197
Total cost of revenue	56,815	55,977
Gross profit	65,390	66,187
Operating expenses:
Selling, general and administrative	40,581	39,171
Research and development costs, net	18,224	17,085
Amortization of acquired intangible assets	2,704	897
Restructuring costs	3,753	—
Total operating expenses	65,262	57,153
Income from operations	128	9,034
Interest income	8	302
Interest expense	(1,013)	—
Other expense, net	(87)	(50)
Income (loss) before provision for (benefit of) income taxes	(964)	9,286
Provision for (benefit of) income taxes	(317)	2,924
Net income (loss)	$(647)	$6,362
Net income (loss) per share:
Basic	$(0.01)	$0.11
Diluted	$(0.01)	$0.10
Weighted-average shares outstanding:
Basic	61,179	60,312
Diluted	61,179	61,064
Dividends declared per common share	$—	$0.175

QUALITY SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	June 30, 2016	March 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$26,349	$27,176
Restricted cash and cash equivalents	4,842	5,320
Marketable securities	—	9,297
Accounts receivable, net	81,795	94,024
Inventories	430	555
Income taxes receivable	33,020	32,709
Prepaid expenses and other current assets	16,631	14,910
Total current assets	163,067	183,991
Equipment and improvements, net	26,683	25,790
Capitalized software costs, net	13,827	13,250
Deferred income taxes, net	8,158	8,198
Intangibles, net	85,943	91,675
Goodwill	188,837	188,837
Other assets	18,559	19,049
Total assets	$505,074	$530,790

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,122	$11,126
Deferred revenue	54,361	57,935
Accrued compensation and related benefits	14,257	18,670
Income taxes payable	90	91
Other current liabilities	52,660	50,238
Total current liabilities	125,490	138,060
Deferred revenue, net of current	1,476	1,335
Deferred compensation	6,617	6,357
Line of credit	88,000	105,000
Other noncurrent liabilities	13,365	10,661
Total liabilities	234,948	261,413
Commitments and contingencies
Shareholders’ equity:
Common Stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 61,510 and 60,978 shares at June 30, 2016 and March 31, 2016, respectively	615	610
Additional paid-in capital	212,765	211,262
Accumulated other comprehensive loss	(593)	(481)
Retained earnings	57,339	57,986
Total shareholders’ equity	270,126	269,377
Total liabilities and shareholders’ equity	$505,074	$530,790

QUALITY SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended June 30
	2016	2015
Income before provision for income taxes - GAAP	$(964)	$9,286
Non-GAAP adjustments:
Acquisition costs	2,736	517
Amortization of acquired intangible assets	5,732	1,800
Amortization of deferred debt issuance costs	269	—
Restructuring costs	3,753	—
Securities litigation defense costs, net of insurance	364	538
Share-based compensation	1,156	684
Other non-run-rate expenses*	401	938
Total adjustments to GAAP income before provision for income taxes:	14,411	4,477
Income before provision for income taxes - Non-GAAP	13,447	13,763
Provision for income taxes	4,101	4,198
Net income - Non-GAAP	$9,346	$9,565
Diluted net income per share - Non-GAAP	$0.15	$0.16
Weighted-average shares outstanding (diluted):	61,676	61,064

* For the three months ended June 30, 2016, other non-run-rate expenses consist primarily of professional services costs not related to ongoing core operations.